                                                                      EXHIBIT 22



                          SUBSIDIARIES OF NORSTAN, INC.


                                                                                     PERCENTAGE OF
                                                          STATE OF                 VOTING SECURITIES
                     NAME                               INCORPORATION             OWNED BY THE COMPANY
---------------------------------------------------     --------------            --------------------
NORSTAN COMMUNICATIONS, INC                                MINNESOTA                       100%


NORSTAN FINANCIAL SERVICES, INC                            MINNESOTA                       100%


NORSTAN CANADA INC                                         MINNESOTA                       100%


NORSTAN CANADA, LTD                                     ONTARIO, CANADA                    100%


NORSTAN NETWORK SERVICES, INC                              MINNESOTA                       100%


NORSTAN NETWORK SERVICES                                 NEW HAMPSHIRE                     100%
    OF NEW HAMPSHIRE, INC

NORSTAN INTERNATIONAL, INC                                 MINNESOTA                       100%


NORSTAN-UK LIMITED                                      UNITED KINGDOM                     100%


THE NORSTAN FOUNDATION                                     MINNESOTA                       100%
501(C)(3) IRS DETERMINATION LETTER DATED 9/7/99

VIBES TECHNOLOGIES, INC                                    MINNESOTA                       100%


SUMMIT GEAR, INC                                           MINNESOTA                       100%
INACTIVE SHELL

NORSTAN INFORMATION SYSTEMS, INC                           MINNESOTA                       100%
INACTIVE SHELL